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                                                                    EXHIBIT 3.3


                              STATE OF DELAWARE

                      OFFICE OF THE SECRETARY OF STATE

                      ---------------------------------


     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF OWNERSHIP, WHICH MERGES:

     "NETGATEWAY, INC.", A NEVADA CORPORATION, WITH AND INTO "NETGATEWAY, INC." UNDER THE NAME OF "NETGATEWAY, INC.", A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE THE SECOND DAY OF NOVEMBER, A.D. 1999, AT 2 O'CLOCK P.M.

     A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.









                                  [SEAL]  /s/ Edward J. Freel
                                          -----------------------------------
                                          Edward J. Freel, Secretary of State

                                               AUTHENTICATION:         0060072

                                                        DATE:         11-02-99
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                    CERTIFICATE OF OWNERSHIP AND MERGER

                                      OF

                   NETGATEWAY, INC., A NEVADA CORPORATION

                                 WITH AND INTO

                  NETGATEWAY, INC., A DELAWARE CORPORATION

      (Pursuant to Section 253 of the Delaware General Corporation Law)

     NETGATEWAY, INC., a Delaware corporation (the "Corporation"), does hereby certify:

     FIRST: That the Corporation was incorporated on May 12, 1999 pursuant to the General Corporation Law of the State of Delaware (the "DGCL").

     SECOND: That all of the outstanding shares of common stock, par value $.001 per share (the "Corporation Common Stock"), of the Corporation is owned of record by Netgateway, Inc., a Nevada corporation (the "Parent"), and the Corporation has issued and outstanding no class of capital stock other than the Corporation Common Stock.

     THIRD: That the Corporation, the surviving Delaware corporation, by the following resolutions of the Board of Directors thereof duly adopted by unanimous written consent without a meeting, pursuant to Section 141(f) of the DGCL, duly adopted as of October 21, 1999, determined to merge itself with the Parent so as to be the surviving corporation of such merger, in accordance with the terms, and subject to the conditions, set forth in such resolutions:

                     WHEREAS, Netgateway, Inc., a Nevada corporation (the
                "Parent") is the legal and beneficial owner of all of the outstanding shares of common stock, par value $.001 per share (the "Corporation Common Stock"), of the Corporation; and

                     WHEREAS, the Corporation Common Stock is the only issued
                and outstanding class of capital stock of Corporation; and

                     WHEREAS, the Corporation desires to merge itself with
                the Parent so as be the surviving corporation of such merger pursuant to the

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                provisions of Section 253 of the General Corporation Law of the State of Delaware.

                     NOW, THEREFORE, BE IT

                     RESOLVED, that, subject to the approval of the
                stockholders of the Parent, the Parent merge itself with and into the Corporation (the "Merger"), which will assume all of the obligations of the Parent.

                     RESOLVED, that the terms and conditions of the proposed
                Merger are as follows: Upon the Merger becoming effective, the outstanding Corporation Common Stock, all of which had therefore been held by the Parent, shall be canceled and shall cease to be outstanding, without any payment being made in respect thereof; each share of common stock, no par value, of the Parent (the "Parent Common Stock") outstanding immediately prior to the effectiveness of the Merger shall, upon the effectiveness of the Merger, without further act or deed, be deemed to represent one share of Corporation Common Stock; upon the surrender by any stockholder of the Parent of such stockholder's certificates formerly representing outstanding shares of Parent Common Stock, the Corporation shall issue to such stockholder a stock certificate representing an equal number of shares of Corporation Common Stock; upon consummation of the Merger, the directors of Parent shall become the sole directors of the Corporation until the election and qualification of their respective successors, and the officers of the Parent shall hold such officers of the Corporation, subject to the discretion of the Board of Directors.

                     RESOLVED, that upon the Merger becoming effective, the
                1998 Stock Compensation Plan, 1998 Stock Option Plan for Executives and 1999 Stock Option Plan for Non-Executives of Parent shall be adopted as the 1998 Stock Compensation Plan, 1998 Stock Option Plan for Executives and 1999 Stock Option Plan for Non-Executives of the Corporation.

                     RESOLVED, that, subject to the requirements of the law
                of the State of Delaware, the officers of the Corporation be, and each of them with full authority to act without the others hereby is, authorized and empowered to do and perform, or cause to be done and performed, all such further acts, deeds and things, and to prepare, execute and file with the appropriate authorities, or cause to be prepared, executed and filed with the appropriate authorities, all such further certificates, documents and instruments, in the name and on behalf of the Corporation and under its corporate seal if necessary, and otherwise, as the officer or officers executing the same may deem to be necessary or desirable to carry out and to effectuate the purposes of the foregoing resolutions.

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     FOURTH:    That the merger has been adopted, approved, certified,
                executed, and acknowledged by the Parent in accordance with the laws of the State of Nevada, the jurisdiction of the incorporation of the Parent.


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     IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be affixed and this certificate to be executed this 23rd day of October, 1999.

                                         NETGATEWAY, INC. (NEVADA)



                                         By:  /s/ Donald M. Corliss, Jr.
                                              --------------------------------
                                              Donald M. Corliss, Jr.
                                              President


ATTEST:


/s/ Hanh Ngo
-------------------------
Hanh Ngo
Secretary